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                                 EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     The Board of Directors and Stockholders
     Tele-Communications, Inc.:

     We consent to the incorporation by reference in the Registration Statement No. 333-00717 on Form S-3, as amended, of Tele-Communications, Inc. of our report, dated March 18, 1996, relating to the combined balance sheets of Liberty Media Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.


                                                   /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

     Denver, Colorado
     July 3, 1996